Exhibit 10.2

SECOND AMENDED AND RESTATED SWINGLINE NOTE

$25,000,000.00	May 20, 2008

FOR VALUE RECEIVED, the undersigned, PREIT ASSOCIATES, L.P. and PREIT- RUBIN, INC. (collectively and individually, the “Borrower”) hereby unconditionally and jointly and severally promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) to its address at 2120 E. Park Place, Suite 100, El Segundo, California 90245, or at such other address as may be specified by the Swingline Lender to the Borrower, the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Second Amended and Restated Swingline Note is the “Swingline Note” referred to in that Credit Agreement dated as of November 20, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, the Agent and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Swingline Loans by the Swingline Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Swingline Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Swingline Loans upon the occurrence of certain specified events.

This Second Amended and Restated Swingline Note is being issued in replacement of that certain Amended and Restated Swingline Note dated February 20, 2007, in the original principal amount of $50,000,000.00 executed and delivered by PREIT Associates, L.P., payable to the order of the Swingline Lender, which Amended and Stated Swingline Note was issued in replacement of that certain Swingline Note dated November 20, 2003, in the original principal amount of $35,000,000.00 executed and delivered by PREIT Associates, L.P., payable to the order of the Swingline Lender. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE AMENDED AND RESTATED SWINGLINE NOTE.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights. Time is of the essence for this Second Amended and Restated Swingline Note.

THIS SECOND AMENDED AND RESTATED SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Second Amended and Restated Swingline Note under seal as of the date first written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:	/s/ Bruce Goldman
Name:	Bruce Goldman
Title:	EVP & General Counsel

PREIT-RUBIN, INC.

By:	/s/ Bruce Goldman
Name:	Bruce Goldman
Title:	EVP & General Counsel